UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 18, 2016

LIBERTY INTERACTIVE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Boulevard

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On May 18, 2016, pursuant to the Agreement and Plan of Mergers, dated as of May 23, 2015, by and among Time Warner Cable Inc. (“TWC”), Charter Communications, Inc. (“Legacy Charter”), CCH I, LLC (“New Charter”), then a wholly owned subsidiary of Legacy Charter, Nina Corporation I, Inc. (“Merger Subsidiary One”), Nina Company II, LLC (“Merger Subsidiary Two”), a wholly owned subsidiary of New Charter, and Nina Company III, LLC (“Merger Subsidiary Three”), a wholly owned subsidiary of New Charter, the parties completed a series of transactions pursuant to which, among other things, (i) following the exchange of shares contemplated by the Charter Contribution Agreement (as defined below), Merger Subsidiary One merged with and into TWC, with TWC continuing as the surviving corporation (the “First Company Merger”), (ii) immediately after the First Company Merger, TWC merged with and into Merger Subsidiary Two, with Merger Subsidiary Two continuing as the surviving entity (the “Second Company Merger”), and (iii) immediately after the Second Company Merger, Legacy Charter merged with and into Merger Subsidiary Three, with Merger Subsidiary Three continuing as the surviving entity and a wholly owned subsidiary of New Charter (the “Third Merger” and collectively, the “TWC Transactions”), which resulted in Legacy Charter and TWC becoming wholly owned subsidiaries of New Charter.

Also on May 18, 2016, pursuant to the Contribution Agreement, dated as of March 31, 2015, by and among New Charter, Legacy Charter, Advance/Newhouse Partnership (“A/N”), A/NPC Holdings LLC (“A/NPC”) and Charter Communications Holdings, LLC (“Charter Holdco”) (the “Contribution Agreement”), as amended by the First Amendment to the Contribution Agreement, dated May 23, 2015, by and among New Charter, Legacy Charter, A/N, A/NPC and Charter Holdco, New Charter completed a previously announced transaction whereby Charter acquired Bright House Networks, LLC from A/N (the “Bright House Transactions”).

In connection with the TWC Transactions and the Bright House Transactions, Liberty Interactive Corporation (“Liberty Interactive”) completed the previously announced transactions described below.

Liberty Broadband Investment and Related Agreements

On May 18, 2016, Liberty Broadband Corporation (“Liberty Broadband”) completed its previously announced investment in New Charter in accordance with the Investment Agreement dated May 23, 2015, by and among Legacy Charter, New Charter and Liberty Broadband (the “Investment Agreement”). Pursuant to the Investment Agreement, on May 18, 2016, Liberty Broadband purchased from New Charter $4.3 billion of shares of New Charter Class A common stock, par value $0.001 (the “LBC New Charter Investment”).

The LBC New Charter Investment was funded, in part, using the proceeds from certain Amended and Restated Investment Agreements (the “Investment Agreements”) entered into with Liberty Interactive, JANA Nirvana Master Fund, L.P., JANA Master Fund, Ltd., Coatue Offshore Master Fund, Ltd., Quantum Partners LP, Soroban Master Fund LP (“Soroban Master Fund”) and Soroban Opportunities Master Fund LP (“Soroban Opportunities Fund”) (collectively, the “Investors”) and an Amended and Restated Assignment and Assumption of Investment Agreement, dated May 28, 2015, among Liberty Broadband, Liberty Interactive, Soroban Master Fund and Soroban Opportunities Fund (the “Assignment”), pursuant to which Liberty Interactive assigned a portion of its original investment to Soroban Master Fund and Soroban Opportunities Fund.

Pursuant to the Investment Agreements and the Assignment, on May 18, 2016, the Investors purchased  newly issued shares of Liberty Broadband’s Series C common stock (“LBDRK”), at a price of $56.23 per share and an aggregate purchase price of $4.4 billion. Pursuant to the Investment Agreement and the Assignment entered into by Liberty Interactive, Liberty Interactive purchased $2.4 billion of such shares of LBDRK at such per share purchase price on May 18, 2016.

Item 7.01.  Regulation FD Disclosure

On May 18, 2016, Liberty Interactive issued a press release announcing, among other things, its acquisition of shares of LBRDK pursuant to the Investment Agreements and Assignment.

Also on May 18, 2016, in connection with the TWC Transactions, Liberty Interactive LLC, a subsidiary of Liberty Interactive, issued a press release announcing an additional distribution to the holders of its 0.75% Exchangeable Senior Debentures due 2043.

Copies of these press releases are attached hereto as Exhibits 99.1 and 99.2 and are incorporated by reference into this Item 7.01.

Pursuant to the Contribution Agreement, dated as of May 23, 2015, by and among Liberty Interactive, Liberty Broadband, Legacy Charter, New Charter and Merger Sub 1 (the “Charter Contribution Agreement”), on May 18, 2016, immediately prior to the effective time of the First Merger, Liberty Interactive and Liberty Broadband exchanged, in a tax-free transaction, a number of shares of TWC common stock held by each company for shares of Merger Sub 1, which, pursuant to the TWC Transactions, ultimately resulted in each of Liberty Interactive and Liberty Broadband receiving one share of New Charter Class A common stock, par value $0.001 (“New Charter Shares”), for each share of TWC common stock so exchanged. As a result, on May 18, 2016, Liberty Interactive ultimately acquired 5,358,401 New Charter Shares.

The information contained in this Item 7.01 and the press releases attached hereto as Exhibits 99.1 and 99.2 are being furnished to the Securities and Exchange Commission under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed "filed" for any purpose.

Item 9.01. Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Name

99.1	Press Release, dated May 18, 2016
99.2	Press Release, dated May 18, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2016

LIBERTY INTERACTIVE CORPORATION

By:	/s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President

EXHIBIT INDEX

9
Exhibit No.	Name

99.1	Press Release, dated May 18, 2016
99.2	Press Release, dated May 18, 2016